UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

NEXIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40045	45-2518457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9119 Gaither Road
Gaithersburg, Maryland	20877
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (301) 825-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NEXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial Officer and Principal Accounting Officer

On April 1, 2024, Timothy Stover, Vice President, Corporate Controller and the principal financial officer and principal accounting officer of NexImmune, Inc. (the “Company”), notified the Company of his intention to resign from all positions he holds at the Company, effective on April 16, 2024. Mr. Stover’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Interim Chief Financial Officer

On April 5, 2024, the Board of Directors of the Company appointed Albert N. Marchio II as Interim Chief Financial Officer and designated him to serve as the principal financial officer and principal accounting officer of the Company effective upon Mr. Stover’s resignation (the “Transition Date”). Prior to the Transition Date, Mr. Marchio will serve as a consultant to the Company pursuant to the Consulting Agreement (as defined below). Mr. Marchio, age 71, has nearly 32 years of experience in the pharmaceutical industry. Mr. Marchio has served as a consultant for Danforth Advisors LLC (“Danforth Advisors”), a life science financial strategy consultancy since May 2019 and as Chief Financial Officer of Fresh Tracks Therapeutics, Inc. since December 2020. Prior to joining Danforth Advisors, Mr. Marchio served as the Interim Chief Financial Officer and Chief Accounting and Administrative Officer of Edge Therapeutics, Inc. (“Edge”) since March 2017, had served as its Chief Accounting and Administrative Officer from October 2016 through March 2017 and as its Chief Accounting and Operations Officer from March 2014 through October 2016. Prior to March 2014, Mr. Marchio served as Edge’s Chief Financial Officer from December 2011 through March 2014. Prior to joining Edge, Mr. Marchio was a Managing Operating Partner with Three Fields Capital, a multi-strategy healthcare focused investment firm and provided consulting services to life science companies through Rockabye Valley Consulting from January 2009 to May 2013. Previously, Mr. Marchio served as the Executive Vice President, Chief Financial Officer of Informed Medical Communications from February 2008 to October 2009, and as the Vice President, Treasurer of MedPointe Pharmaceuticals from 2006 to January 2008. He began his career in life sciences as the Vice President, Treasurer of Alpharma, Inc. from 1992 to 2005. Mr. Marchio holds a B.A. in Economics from Muhlenberg College, an M.B.A. in Professional Accounting from Rutgers Graduate School of Business and a Post-M.B.A. Certificate in Taxation from Bernard Baruch College of the City University of New York.

There are no family relationships between Mr. Marchio and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Marchio is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The Company and Danforth Advisors are party to a Consulting Agreement dated April 5, 2024 (the “Consulting Agreement”) pursuant to which Danforth Advisors provides finance, accounting and administrative functions, including interim chief financial officer services to be provided Mr. Marchio, to the Company. Under the Consulting Agreement, Danforth Advisors and Mr. Marchio are entitled to indemnification in connection with the services provided. The Company will pay Danforth Advisors an agreed upon hourly rate for such services and will reimburse Danforth Advisors for certain expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXIMMUNE, INC.

By:	/s/ Kristi Jones
Kristi Jones

Chief Executive Officer

Date: April 5, 2024